UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)		January 31, 2015
COLD CAM, INC.
(Exact name of registrant as specified in its charter)
Nevada	001-36128	46-1504799
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Room 701, 7th Floor, Silvercord Tower 2 30 Canton Road, Tsim Sha Tsui, Hong Kong		N/A
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code		+852 2162 7495
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On January 31, 2015, our board of directors accepted the resignation of Yonekatsu Kato as our president, chief executive officer, chief financial officer, treasurer, secretary and director.
The resignation of Yonekatsu Kato was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.
On January 31, 2015, we appointed Chi Man Ng as president, chief executive officer and director; Ka Sing Edmund Yeung as chief financial officer, treasurer, secretary and director; and Guosheng Hu as chief technology officer and director of our company.
Chi Man Ng, age 42 – President, Chief Executive Officer and Director
Ms. Chi Man Ng is currently the director of Zhong Shan Health Diagnostics Center coordinating with a team of professors for diagnostics of regenerative disease for patients. She is also with Technology of China as a specific service director of L.I.F.E. Recovery System of the American fully automatic energy check. Prior to that, she was the clinical application services director of the German Nattier Clinic of Regenerative Medicine during 2010 to 2014. Ms. Ng is expecting to receive her doctor's degree from Institute International de Commerce et de Distribution de Paris University in 2015.
Ka Sing Edmund Yeung, age 46 – Chief Financial Officer, Treasurer, Secretary and Director
Mr. Ka Shing Edmund Yeung, is currently the project fund manager in the Hong Kong division of Agriculture Fund of China, a private equity fund specializing in Chinese agricultural industry, Mr. Yeung also acts as the executive general partner of Wisdom Strategies Private Equity which he founded in 2012. Furthermore Mr. Yeung has been the chief executive officer of JE Bullion Investment Limited, since 2009; and a business consultant for Sky Legend Consulting Limited, since 2010. In the period from 2012 to 2013, he was the project director of Royal Partners International Group, a Hong Kong private equity fund.
Guosheng Hu, age 48 – Chief Technology Officer and Director

Mr. Guosheng Hu, is currently the chief technology director of Magicstem Biotech Company Limited, a company incorporated in Guangzhou, China, responsible for full time research and case study of patients. Prior to that, he was the translational medicine service director in Zhong Shan University Da An Gene Co. Limited, an incorporation of Guangzhou, China, during the period 2009 to 2014.  He was appointed as the assistant professor of Zhong Shan University during 2002-2008. Mr. Hu is the holder of two Doctor Degrees in Clinical Informatics and Medical Information Science from Hunan College of Medicine of China, in 1987, and in Chinese Medicine from Beijing Institute of Chinese Medicine of China in 2005, respectively.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COLD CAM, INC.
/s/ Chi Man Ng
Chi Man Ng
President, Chief Executive Officer and Director

Date:	February 6, 2015